EXHIBIT 10.2

[DATE],
[NAME]
[ADDRESS]

Re:Award of Percentage Points Pursuant to the BlackRock, Inc. Leadership Retention Carry Plan

Dear [_________]:

I am pleased to inform you that you have been selected to receive an Award of Percentage Points (the “Award”) pursuant to the terms of the BlackRock, Inc. Leadership Retention Carry Plan (the “Plan”). The Award is intended to recognize your meaningful and ongoing contributions to BlackRock, Inc. and its Affiliates (together, the “Company”), to further align your interests with those of the Company’s clients and to incentivize you to continue as an employee of the Company. Capitalized terms used in this award agreement (this “Award Agreement”) and not otherwise defined herein shall have the meaning set forth in the Plan.

1.Award. Subject to the terms of this Award Agreement and the Plan, you are hereby awarded [___] Percentage Points. The applicable Participating Carry Funds relating to the Award are listed on Appendix A attached hereto, which may be updated from time to time as determined by the Committee in its sole discretion.

2.Vesting. Subject to the terms and conditions relating to the timing of payment set forth in Section 3 below, Cash Distributions shall be made to you with respect to the Award following your Good Leaver Termination, provided that the you (i) execute (and do not revoke), and continue to comply with, a general release of claims in favor of the Company and its Subsidiaries and Affiliates in the form provided to you by the Company that becomes effective within sixty (60) days following your Good Leaver Date, (ii) do not engage in Competitive Activity and (iii) continue to comply with the Restrictive Covenant Obligations. In the event that your employment with the Company is terminated other than pursuant to a Good Leaver Termination, the Award shall be forfeited and you shall not be entitled to receive any Cash Distributions with respect thereto.

3.Timing of Cash Distributions. Provided that you experience a Good Leaver Termination, an initial distribution (the “Initial Distribution”) of 80% of the Cash Distributions due to you calculated as of the applicable Measurement Date will occur on the first payroll date following June 30 of the calendar year immediately following the calendar year in which your Good Leaver Date occurs. Following the Initial Distribution, (i) a second distribution will occur on the first payroll date following the date that is forty-eight (48) months following the date of the Initial Distribution (the “Second Distribution”) and (ii) a third distribution will occur on the first payroll date following the date that is one-hundred and eight (108) months following the date of the Initial Distribution (the “Third Distribution”). The Second Distribution shall consist of 80% of the Cash Distributions calculated as of the applicable Measurement Date.  The Third Distribution shall consist of 100% of the Cash Distributions calculated as of the applicable Measurement Date.

4.Restrictive Covenant Obligations. In order to induce the Company to enter into this Award Agreement, you hereby agree to the covenants set forth on Appendix B attached hereto.

5.Forfeiture. You hereby acknowledge and agree that if at any time during your  employment with the Company or following your Good Leaver Date, you either (i) engage in Competitive Activity or (ii) violate any of the restrictions set out in the Restrictive Covenant Obligations, in each case, as determined by the Committee in its sole discretion (and without regard to the actual post-employment duration of such Restrictive Covenant Obligations): (i) the Award shall be forfeited and the you shall not be entitled to receive any Cash Distributions with respect thereto and (ii) the Company shall have the right to require you to repay to the Company the gross, pre-tax amount of the most recent Cash Distribution received by you with respect to the Award.

EXHIBIT 10.2

6.Clawback Policy. You hereby acknowledge and agree that the Award shall be subject to the Clawback Policy. In the event that a determination is made under the Clawback Policy that you engaged in fraud or willful misconduct that caused the need for a significant restatement of the Company’s financial statements, (i) you shall repay to the Company the Cash Distributions received by you as determined to be repaid under the Clawback Policy and (ii) the Award shall be forfeited and you shall not be entitled to receive any further Cash Distributions with respect thereto.

7.Award Agreement Subject to the Plan.  This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted in a manner, to comply therewith.  The Grantee hereby acknowledges receipt of a copy of the Plan. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

8.Tax Withholding. You hereby acknowledge and agree that the Company or any applicable Affiliate is authorized and will be entitled to withhold from the Cash Distributions payable to you hereunder any federal, state or local withholding or other taxes that the Company is required to withhold.

9.Entire Agreement. The Plan and this Award Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and arrangements, oral or written, between or among you and the Company with respect hereof.

10.Governing Law. This Award Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

***

If you accept the terms and conditions of this Award Agreement, please sign and return this Award Agreement to the undersigned.

Yours sincerely,

[Name]
[Title]

______________________________

ACKNOWLEDGED AND AGREED:

Signature: ______________________________        Date: __________________

EXHIBIT 10.2

APPENDIX A

List of Participating Carry Funds

1.[TO COME]

2.

3.

EXHIBIT 10.2

APPENDIX B

Covenants and Acknowledgements

1.Non-Disclosure / Intellectual Property.  You (the “Grantee”) may not, during or subsequent to the Grantee’s employment with the Company or any of its Affiliates, without the prior written consent of the Company, use, divulge, disclose, or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its Affiliates except (i) while employed by the Company or any of its Affiliates, in the business of and for the benefit of the Company or any of its Affiliates, or (ii) when required to do so by a court of competent jurisdiction or regulatory body.  In the event that the Grantee becomes compelled by an order of a court to disclose any Confidential Information, the Grantee is required to provide the Company with prompt, prior written notice and to disclose only that portion of the Confidential Information which is legally required.

For purposes of this Award Agreement, “Confidential Information” shall mean any non-public information (whether oral, written or electronically stored) relating to the business or the affairs of the Company and its Affiliates or of any client of the Company or of any of its Affiliates, whether obtained from the Company or any of its Affiliates, any client of the Company or any of its Affiliates or known by the Grantee as a consequence of or through the Grantee’s relationship with the Company or any of its Affiliates, whether obtained before or after the Grantee executes this Award Agreement and whether obtained from an entity which was not a Company Affiliate at the time such information became available but which is now or later becomes an Affiliate of the Company. Such information includes but is not limited to non-public information concerning the financial data, strategic or financial plans, models, business plans, proprietary project information, marketing plans, future transactions (regardless of whether or not such transactions are executed), customer lists, employee lists, employees’ salary and other compensation, partners’ compensation, and other proprietary and confidential information of the Company, the Company’s Affiliates or any of their clients, that, in any case, is not otherwise available to the public. Confidential Information includes information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, financial information, costs, quotations, specification sheets and recording media. Confidential Information also includes information which relates directly or indirectly to the computer systems and computer technology of the Company and its Affiliates, including but not limited to source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation and/or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information.

Notwithstanding anything herein to the contrary, nothing in this Award Agreement shall prohibit or restrict the Grantee from responding to any inquiry from, providing testimony before, or making reports of possible violations of federal law or regulation to, any governmental agency or entity, any other self-regulatory organization, or any other federal or state regulatory authority, specifically including, without limitation, the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA) or otherwise limit the Grantee’s rights under the BlackRock Global Policy for Reporting Illegal or Unethical Conduct.

It is the policy of the Company and its Affiliates not to use or accept any confidential or proprietary information of third parties, including former employers of the Grantee. The Grantee shall not disclose such confidential or proprietary information of third parties to the Company or any of its Affiliates, their employees, agents, or independent contractors, or to any other third party, and shall not use such confidential or proprietary Information of third parties while employed by the Company or any of its Affiliates, unless the Grantee has obtained and presented to the Company the appropriate authorizations for such use or disclosure from such third parties and has also obtained the Company’s approval of such use or disclosure.

The Company and its Affiliates may, from time to time, enter into agreements and/or business relationships with third party vendors and/or suppliers of information as a result of which the Grantee may have access to confidential information proprietary to such third parties (“Third Party Confidential Information”). The use and disclosure by the Grantee of Third Party Confidential Information shall be governed by the terms and conditions of this Award Agreement and shall be in strict compliance with any existing agreement between the Company or any of its Affiliates and the third parties to hold such information confidential. Prior to using any

EXHIBIT 10.2

Third Party Confidential Information, the Grantee is required to inquire whether and to what extent the use of such Third Party Confidential Information is governed by an existing agreement and must comply with the terms of any such agreement. In addition, prior to sharing such Third Party Confidential Information internally, the Grantee is required to determine that sharing the information is appropriate and must inform the employee receiving the information of the terms of the agreement.

The Company and its Affiliates may at times develop appropriate information barriers to assure that restricted information related to a client of the Company or an Affiliate of the Company is not improperly communicated or disclosed to other employees within the Company and its Affiliates.  If the Grantee has reason to believe that he or she is subject to any information barrier, the Grantee is required to inquire of the Legal & Compliance Department as to the applicability and terms of any such information barrier.  Any information barriers shall be established pursuant to the Company’s Information Barrier Policy and procedures.

Upon the Grantee’s termination of employment with the Company or any of its Affiliates for any reason, the Grantee is required to return to the Company all Confidential Information (including all reproductions thereof whether on computer, electronic media or otherwise) furnished to or otherwise in the Grantee’s possession immediately upon request by the Company at any time, and shall not contact any employee of the Company or its Affiliates for the purpose of soliciting Confidential Information.

The Grantee understands and agrees that pursuant to the United States Defend Trade Secrets Act of 2016:

An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

The Grantee agrees that the Company is the exclusive owner of any business-related ideas, products, materials, discoveries, inventions, computer programs, research, writing or other work products developed by the Grantee that are in the scope of, or otherwise related to the business of the Company or its Affiliates, or developed using equipment, resources, or trade secrets of the Company or its Affiliates (“Inventions”). The Grantee hereby transfers and assigns such Inventions to the Company and the Grantee shall whenever requested to do so by the Company, execute any and all applications, assignments, or other instruments that the Company deems necessary to apply for and obtain patents or copyrights or other intellectual property protection in the United States or any other country or otherwise protect the Company’s and its Affiliates’ interests therein. Such obligations shall continue beyond the Grantee’s termination of employment with the Company or any of its Affiliates with respect to Inventions developed, conceived or made by the Grantee during the term of the Grantee’s employment with the Company or any of its Affiliates. Further, the Grantee agrees that such obligation will be binding on the Grantee’s assigns, executors, administrators and other legal representatives.

2.Non-Solicitation of Clients, etc.  The Grantee shall not, for a period of one (1) year immediately following his or her termination of employment with the Company or any of its Affiliates, whether on his or her own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (i) call on, interfere with, solicit or assist in soliciting the business of any “Client” or “Prospective Client” or (ii) accept business from, or enter into a relationship with, any such “Client” or “Prospective Client”, in each case, with whom the Grantee has had, directly or indirectly, personal contact or dealings on behalf of the Company or its Affiliates during the one (1) year period immediately preceding his or her termination of employment with the Company or any of its Affiliates. Notwithstanding the foregoing, the Grantee may engage in business activities with “Intermediary Clients”, provided, that, the Grantee shall not (x)

EXHIBIT 10.2

interact with any Intermediary Client with respect to business placed with or through such Intermediary Client by the Company or any of its Affiliates or (y) engage in any conduct interfering with or damaging the Company’s (or any of its Affiliates’) relationship with any Intermediary Client.

For purposes of this Award Agreement, the terms:

(a)

“Client” shall mean any person, firm, company, or other organization (including an Intermediary Client) to whom the Company or any of its Affiliates has supplied services, products or professional advice;

(b)

“Prospective Client” shall mean any person, firm, company or other organization (including an Intermediary Client) with whom the Company or any of its Affiliates has had negotiations or discussions regarding the possible supply of products or advice, or with respect to whom the Company or any of its Affiliates has expended significant time, effort or money in developing a bid or proposal for the supply of services, products or advice; and

(c)

“Intermediary Client” shall mean any person or entity (such as a broker dealer, distributor, financial adviser, administrator or other marketing or service organization) through which the Company or any of its Affiliates offers, markets, distributes or provides its services, products or advice.

3.Non-Enticement of Employees; No Hire.  The Grantee shall not, during his or her employment with the Company or any of its Affiliates and for a period of one (1) year immediately following termination of employment with the Company or any of its Affiliates, either on his or her own account or in conjunction with or on behalf of any other person, company, business entity or other organization whatsoever, directly or indirectly: (i) induce, solicit, entice, participate in or procure any person who is an employee of the Company or any of its Affiliates to leave such employment or (ii) accept into employment, hire or otherwise engage or use the services of, or actively interfere with the Company’s or any Affiliates’ relationship with, any person who is an employee of the Company or any of its Affiliates or who was an employee of the Company or any of its Affiliates during the period commencing one year prior to the Grantee’s termination of employment with the Company or any of its Affiliates.

4.Non-Disparagement; No Conflicts.  The Grantee shall not at any time during or subsequent to the Grantee’s employment with the Company or any of its Affiliates, criticize, speak ill of, disparage or make false statements in respect of the Company, its Affiliates or any of their employees; provided, however, that the Grantee shall not be prohibited from making truthful statements about the Company or any of its Affiliates. The Grantee also shall not, during the course of employment with the Company or any of its Affiliates take any action which conflicts with (or appears to conflict with) the Company’s or any of its Affiliates’ business interests except if ordered to do so by a court or government agency.

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